EXHIBIT  32.1
                        C.E.O.  &  C.F.O.  CERTIFICATION

CERTIFICATION  PURSUANT TO 18 U.S.C. SECTION 1350 AS ADOPTED PURSUANT TO SECTION
                   906  OF  THE  SARBANES-OXLEY  ACT  OF  2002


          In connection with the Annual Report of Island Residences Club, Inc. f/k/a Island Investments, Inc. (the "Company") on Form 10-KSB Amendment No. 2 for the period ending December 31, 2004 as filed with the United States Securities and Exchange Commission on the date hereof (the "Report"), we, Graham
J. Bristow and Robert Bratadjaya, Chief Executive Officer and Chief Financial Officer, respectively, of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

   (i) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

   (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

The foregoing certification is made solely for the purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.

                                        /s/  Graham  Bristow
                                        --------------------
                                      Chief  Executive  Officer

                                       /s/  Robert  Bratadjaya
                                       -----------------------
                                      Chief  Financial  Officer


Dated:  January  27,  2006